Exhibit 99.1

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE OF ALL CLAIMS

This Settlement Agreement and Mutual General Release of All Claims (the “Agreement”), dated February 24, 2015 (the “Effective Date”), is entered into by and between: FORCEFIELD ENERGY, INC., a Nevada corporation (“ForceField”), f/k/a SunSi Energies, Inc. (“SunSi”); TRANSPACIFIC ENERGY, INC., a Nevada corporation (“TPE”); ACME ENERGY, INC., a Nevada corporation (“ACME”); ANNE B. HOWARD, an individual (“Anne Howard”); SAMUEL SAMI, Ph.D., an individual (“Sami”); KAREN KAHN, an individual (“Kahn”); ALEXANDER GOLDBERG, an individual (“Goldberg”); and JOHN D. HOWARD, an individual and as receiver for Audrey M. Boston (“John Howard”).

ForceField, TPE, ACME, Anne Howard, Sami, Goldberg, and John Howard are collectively referred to herein as the “Parties,” and individually referred to herein as “Party.”

TPE, ACME, Anne Howard, Sami, Kahn, Goldberg, and John Howard are collectively referred to herein as the “TPE Parties.”

RECITALS

WHEREAS, on or about April 11, 2012, SunSi and TPE entered into a Letter Agreement which memorialized their intentions and the terms by which SunSi would acquire certain interests in TPE (the “Letter Agreement”);

WHEREAS, on or about May 10, 2012, SunSi, ACME, Apela Holdings, ABH Holdings, and TPE entered into a Share Exchange Agreement (the “Share Exchange Agreement”), which, among other things, provided terms under which SunSi would acquire ownership shares of TPE from ACME, Apela Holdings, ABH Holdings, and TPE, in exchange for cash and shares of ownership of SunSi, as more fully set forth in the Share Exchange Agreement;

WHEREAS, pursuant to the Share Exchange Agreement, ACME, Apela Holdings, and ABH Holdings collectively issued to SunSi 11,667,101 shares of TPE common stock (the “TPE Exchanged Shares”);

WHEREAS, pursuant to the Share Exchange Agreement, SunSi issued to ACME, Apela Holdings, ABH Holdings, and other minority shareholders of TPE, collectively, 510,708 shares of SunSi common stock (the “SunSi Shares”) identified in more detail in the document attached hereto as Exhibit A;

WHEREAS, Apela Holdings and ABH Holdings assigned some or all of said SunSi common stock shares to various other individuals, including, but not limited to, Kahn, Goldberg, John Howard, John Howard as receiver for Audrey M. Boston, and Anne Howard, as identified in Exhibit A;

WHEREAS, after the foregoing exchange of stock between SunSi, on the one hand, and ACME, Apela Holdings, and ABH Holdings, on the other hand, SunSi became known as ForceField Energy, Inc., and ForceField implemented a two-for-one reverse stock split of its common stock;

WHEREAS, pursuant to the Share Exchange Agreement, SunSi made four cash investments in TPE between June 14, 2012 and August 17, 2012, totaling $500,000, for which ForceField received 8,333,333 newly issued shares of TPE common stock (the “TPE Purchased Shares”); the TPE Purchase Shares and the TPE Exchanged Shares are identified in more detail in the stock certificates attached hereto as Exhibit B.

WHEREAS, SunSi made an additional $20,000 payment to TPE on or about August 20, 2012 with the intent of obtaining 333,333 additional new shares of TPE common stock pursuant to the Share Exchange Agreement;

WHEREAS, TPE denies ForceField’s entitlement to any additional shares of TPE common stock pursuant to the Share Exchange Agreement, denies that SunSi requested the issuance of such additional shares, and has refused to issue the additional 333,333 shares of TPE common stock that ForceField purportedly sought by its August 20, 2012 payment of $20,000;

WHEREAS, on or about May 27, 2012, SunSi executed a separate share exchange agreement with Soffimat SA (“Soffimat”) pursuant to which SunSi obtained 4,420,000 shares of TPE common stock in exchange for SunSi’s issuance of 140,317 shares of SunSi common stock (the “Soffimat Agreement”), said agreement being a requirement of closing per the Letter Agreement;

WHEREAS, the Parties have a dispute and are currently involved in two legal actions: (1) a lawsuit styled  Transpacific Energy, Inc., et al. v. ForceField Energy, Inc., et al., Case No. 37-2014-00013110-CU-BC-CTL, pending before the Superior Court of the State of California for the County of San Diego (the “Lawsuit”); and (2) an arbitration styled ForceField Energy, Inc. v. TransPacific Energy, Inc., et al., Case No. 01-014-0000-9289, pending before the American Arbitration Association (the “Arbitration”) (collectively, the “Lawsuits”);

WHEREAS, ForceField and its individual managers deny all liability to the TPE Parties on any and all claims and counterclaims that have or could have been asserted against them by the TPE Parties in the Lawsuits;

WHEREAS, the TPE Parties deny all liability to ForceField on any and all claims and counterclaims that have or could have been asserted against ForceField by the TPE Parties in the Lawsuits; and

WHEREAS, so as to avoid the prospect and uncertainties of prolonged, costly litigation, the Parties desire to compromise and settle all claims and counterclaims between them asserted in the Lawsuits or arising out of or related in any way to the subject matter of the Lawsuits, except as provided in this Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements of the Parties, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Settlement Payment.  TPE, ACME, Anne Howard, and Sami, collectively, shall pay to ForceField FIFTY-THOUSAND DOLLARS and NO CENTS ($50,000.00) within three (3) days of the date of execution of this Agreement.  Payment shall be made payable to ForceField Energy, Inc. by wire transfer to ForceField pursuant to wiring instructions ForceField provides to TPE’s counsel.  No ForceField Party shall owe any monies to any TPE Party per this Agreement, including for any amounts the TPE Parties claim they are owed in the Lawsuits.

2. Return of Shares.

Immediately upon execution of this Agreement, ForceField will return for transfer all of the TPE Exchanged Shares and TPE Purchased Shares.

The TPE Parties agree that they will transfer to ForceField for return to treasury all 510,708 SunSi Shares and acknowledge that ForceField will take necessary steps to immediately cancel to treasury all of those SunSi Shares currently owned, possessed, or controlled by one or more of the TPE Parties.

Within thirty (30) days of the Effective Date, the TPE Parties shall return and/or cause the return of all original SunSi Share certificates to ForceField duly endorsed for transfer and return to treasury whether or not such SunSi Shares are currently owned, possessed, or controlled by one or more of the TPE Parties or other parties directed by any of the TPE Parties.  If the shareholder is a natural person, the shareholder shall endorse his or her SunSi Share certificates by signing the back of the certificate.  If the shareholder is an entity, the entity shall endorse its SunSi Share certificates by completing and executing a Resolution for an Incorporated Company in the form attached hereto as Exhibit C and a Power of Attorney to Transfer Bonds or Shares in the form attached hereto as Exhibit D.

In the event that a shareholder of SunSi Shares cannot locate one or more SunSi Share certificates, the TPE Parties shall have the shareholder execute a notarized Affidavit of Loss in the form attached hereto as Exhibit E and provide such executed and notarized Affidavit of Loss to ForceField.  Upon receipt of a completed Affidavit of Loss, ForceField shall provide a bond to the transfer agent, at which time the TPE parties shall have the shareholder complete and execute a Resolution for an Incorporated Company in the form attached hereto as Exhibit C and a Power of Attorney to Transfer Bonds or Shares in the form attached hereto as Exhibit D, whether or not the shareholder is an entity or natural person.

Additionally, the TPE Parties shall provide assistance arranging for Soffimat’s transfer of all shares of SunSi/ForceField stock that Soffimat received pursuant to the Soffimat Agreement in exchange for ForceField’s return of all shares of TPE stock that SunSi received pursuant to the Soffimat Agreement.  The return of all shares of SunSi/ForceField stock transferred to Soffimat pursuant to the Soffimat Agreement within thirty (30) days of the Effective Date is a condition to all covenants, agreements, and obligations of ForceField under this Agreement.

3. Cooperation.  TPE, Anne Howard, and Sami represent, warrant, and covenant that they will fully, timely, and diligently cooperate with ForceField, its managers, and its auditors to enable ForceField to obtain all information necessary for any accounting, audit, disclosure, and/or reporting obligations for: (1) the year ending December 31, 2014 or any portion thereof; and (2) the period beginning January 1, 2015 and continuing until the date of execution of this Agreement.  Such cooperation shall include, but is not limited to: promptly, fully, and accurately responding to requests for information made by ForceField, its managers, and its auditors; providing prompt and complete access to requested documents and records; providing access to persons with relevant knowledge; and providing information as necessary regarding any lawsuits between TPE, N2 Energy Solutions, and/or Shultz Steel Company.  Such cooperation shall be performed at no cost to ForceField.  TPE, Anne Howard, and Sami agree and acknowledge that the representations, warranties, and covenants made in this Paragraph are material, that there can be no adequate remedy at law for breach of this Paragraph, and that such breach would cause irreparable harm to ForceField.

4. Indemnification.  Each Party shall indemnify, defend, and hold harmless, each other Party and each other Party’s respective subsidiaries, affiliates, parents, principals, partners, assigns, successors, predecessors, directors, officers, managers, agents, representatives, employees, shareholders, stockholders, attorneys, insurers, and/or administrators from and against any and all past, present, or future liabilities, suits, actions, legal or administrative proceedings, investigations, claims, demands, damages, interest, attorney’s fees, costs, expenses, and losses of whatsoever type or kind incurred by the Party and/or any of the Party’s subsidiaries, affiliates, parents, principals, partners, assigns, successors, predecessors, directors, officers, managers, agents, representatives, employees, shareholders, stockholders, attorneys, insurers, and/or administrators.  This Paragraph is not intended to limit or alter any other indemnification obligation(s) of any Party that may exist under this Agreement, by law, or otherwise.

5. Mutual Release.  As of the Effective Date and in exchange for the consideration contained herein, each of the Parties hereby RELEASES, ACQUITS and FOREVER DISCHARGES all other Parties, along with each Party’s principals, partners, parent companies, subsidiaries, assigns, affiliates, predecessors, successors, directors, officers, managers (including, but not limited to, Richard St. Julien, David Natan, Jason Williams, Anne Howard, Sami, and Kahn), agents, representatives, employees, shareholders, stockholders, attorneys, insurers, and/or administrators, and the successors and assigns of any such persons or entities (hereafter the “Released Parties”), from any and all liability, claims, obligations, agreements, costs, losses, attorneys’ fees and expenses, or causes of action of any kind whatsoever, contractual or implied, at common law, statutory, or otherwise, which are known or unknown, that it has or might have against the other Party or the Released Parties regarding or relating to, directly or indirectly, the subject matter of the Lawsuits and the facts giving rise to those proceedings.  The claims encompassed within this release include, without limitation, the claims and counterclaims actually asserted in the Lawsuits, any proposed claims or counterclaims or proposed amendments to the existing claims or counterclaims, and any claims or counterclaims which are known or unknown, absolute or contingent, whether previously asserted or not, which are a result of damages (monetary or equitable) suffered or claimed to have been suffered by and between one or more of the Parties relating to the subject matter of the Lawsuits and the facts giving rise to those proceedings.

6. Waiver of Civil Code Section 1542.  Except as otherwise specifically provided herein, it is the intention of the Parties that this Agreement shall be effective as a full and final accord and satisfactory release of each and every matter specifically or generally as between them.  In furtherance of this intention, the Parties acknowledge they are familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

A general release does not extend to claims which the plaintiff does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the defendant.

As additional consideration, the Parties hereby waive and relinquish any rights and benefits which they may have under Section 1542 against each other. The Parties further acknowledge they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the disputes between them, but it is their intention to fully, finally and forever settle and release any and all matters, disputes, and differences, known or unknown, suspected or unsuspected, which do now exist, may exist or heretofore have existed.  In furtherance of this intention, the releases herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts. The Parties warrant and represent the effect and import of the provisions of Section 1542 has been fully explained to them by their respective attorneys.

7. Dismissal of Claims.  On the next business day following ForceField’s receipt of the Settlement Payment, the Parties will execute and file appropriate documents in both the Lawsuit and the Arbitration to obtain orders dismissing with prejudice all claims and counterclaims existing between the Parties, with all costs of court to be borne by  the Party incurring same.

8. Covenant Not to Sue.  Each Party hereby covenants and agrees not to sue the other Party for any of the claims released herein.

9. Non-Disparagement.  The Parties agree that they will not, in any communications with the press or other media, or any past, present, or future customer, client, employee, or supplier of any Party, make false, derogatory or disparaging statements concerning any other Party or any of ForceField’s managers, including, but not limited to, Richard St. Julien, David Natan, and Jason Williams, or any of TPE’s managers, including, but not limited to, Anne Howard, Sami, and Kahn.  If questions arise about the Lawsuits, the Parties agree to simply communicate that all disputes have been mutually resolved to the satisfaction of the Parties.

10. Attorneys’ Fees and Expenses.  Each Party shall bear, as to the other, its own attorneys’ fees, costs, and expenses incurred in connection with the Lawsuits.

11. No Admission of Liability.  It is understood and agreed that this Agreement is a compromise of disputed claims and nothing contained herein shall be deemed to be or construed as an admission of liability by any of the Parties, all such liability being expressly denied.  Rather, the Parties expressly acknowledge that the actions of the Parties in settling this case, and the consideration provided herein, were taken in order to avoid the expense and inconvenience of further litigation.

12. Not Mere Recitals.  It is expressly understood and agreed that the terms of this Agreement are contractual and not merely recitals, and the agreements contained herein and the consideration transferred is to compromise disputed claims, avoid litigation, and buy peace, and that no payments or releases of other consideration shall be construed as an admission of liability, all liability being expressly denied.

13. Full Knowledge and Volition.  The Parties acknowledge that no representation, promise, or inducement has been made other than as set forth in this Agreement, and that each Party enters into this Agreement without reliance upon any other representation, promise, or inducement not set forth herein.  The Parties also acknowledge that:  (a) each Party has been advised to consult and has had the opportunity to consult an attorney prior to signing this Agreement; (b) each Party has read carefully and has received appropriate time to consider this Agreement and to consult with its attorney concerning its contents and effect; (c) each Party understands the Agreement and acknowledges that it knowingly and voluntarily waives and releases the rights identified herein, and makes the agreements in this Agreement knowingly and voluntarily; and (d) each Party has determined that entering into this Agreement is in its best interests.

14. Representation and Warranty of Authority and Capacity.  Each person executing this Agreement on behalf of an entity represents and warrants that he or she has complete and full authority and capacity to act on behalf of that entity.

15. Governing Law and Venue.  Nevada law shall govern the interpretation of this Agreement, without regard to any principles of conflicts of laws.  The Parties agree that venue for any claim to enforce any term of this Agreement shall be proper only if brought in any state or federal court of appropriate jurisdiction located in Nevada.  Each Party consents to the exercise of personal jurisdiction by such court.

16. Severability.  It is expressly understood and agreed that if any term of this Agreement becomes, or is, declared illegal, invalid, unenforceable, or void, then such provision shall be fully severable, and in lieu of such provision, there shall be added automatically, as a part of this Agreement, a provision as similar as may be possible to such provision and still be legal, valid, and enforceable.  The remainder of the Agreement or application of such term, condition, covenant, warranty, or representation to other persons or circumstances shall not be impaired thereby, and the Agreement shall otherwise remain in full force and effect.  The terms and conditions of this Agreement may be waived only by a written instrument executed by the Party or Parties waiving compliance.  The failure of any Party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same.  No waiver by any Party of any condition, or breach by any Party of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

17. Survival of Contract Rights.  All of the provisions of this Agreement shall survive entry of final orders of dismissal entered in the Lawsuits, and shall be enforceable as a contract.

18. Successors Bound by Agreement.  This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties.

19. Strict Construction.  This Agreement has been prepared by the joint efforts of the respective attorneys for the Parties.  In interpreting this Agreement, no court shall apply the presumption that this Agreement or any provision hereof shall be construed against any Party as the drafter of same.

20. Counterpart Signatures.  This Agreement may be signed in multiple counterparts, and each executed copy shall be a counterpart original, with full force and effect, and enforceable against the Parties executing same.

21. Entire Agreement.  This Agreement constitutes the entire agreement among the Parties and supersedes and replaces any and all prior agreements (both oral and written), if any, between the Parties regarding the subject matter of this Agreement.  Each of the Parties hereby disclaims any reliance on any statements, representations, warranties, information received, whether verbal or non-verbal, which are not expressly set forth in this Agreement.

All of the terms of this Agreement are agreed to as reflected by the signatures below:

FORCEFIELD ENERGY, INC.

By: /s/ David Natan

Its: Chief Executive Officer

Date: 3/5/2015

TRANSPACIFIC ENERGY, INC.

By: /s/ Anne B. Howard

Its: President

Date: 2/27/15

ACME ENERGY, INC.

By: /s/ Samuel Sami

Its: President

Date: 2/27/2015

ANNE B. HOWARD

By: /s/ Anne B. Howard

Date: 2/27/15

ANNE B. HOWARD (on behalf of all non-party minority shareholders)

By:  /s/ Anne B. Howard
Date: 2/27/15

SAMUEL SAMI, Ph.D.

By: /s/ Samuel Sami

Date: 2/27/2015

KAREN KAHN

By: /s/ Karen Kahn

Date: 2/27/15

ALEXANDER GOLDBERG

By: /s/ Alexander Goldberg

Date: 2/27/2015

JOHN D. HOWARD

By: /s/ John D. Howard

Date: 27th February 2015

JOHN D. HOWARD (as receiver for Audrey M. Boston)

By: /s/ John D. Howard

Date: 27th February 2015

as receiver and deputy for Mrs. Audrey Mary Boston